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                                                  EXHIBIT 1


                    JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $.10 per share of The Western Company of North America and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 13th day of October, 1994.



                                   ICAHN HOLDING CORPORATION
                                   HIGHCREST INVESTORS CORP.



                                   By: /s/ Carl C. Icahn
                                        Carl C. Icahn
                                   Its: President


                                   ACF INDUSTRIES HOLDING CORP.
                                   ACF INDUSTRIES, INCORPORATED



                                   By: /s/ Carl C. Icahn
                                        Carl C. Icahn
                                   Its: Chairman of the Board



                                   /s/ Carl C. Icahn
                                   Carl C. Icahn


                                   RIVERDALE INVESTORS CORP., INC.
                                   UNICORN ASSOCIATES CORPORATION
                                   CHELONIAN CORP.



                                   By:  /s/ Gail Golden
                                        Gail Golden
                                   Its: Vice President

            [Joint Filing Agreement for Schedule 13D with respect to The Western Company of North America]